Exhibit 99.2

FOR IMMEDIATE RELEASE

August 9, 2021

Analysts: Tim Sedabres (timothy.sedabres@huntington.com), 612.286.3814

Media: Randi Berris (randi.berris@huntington.com), 614.331.4643

HUNTINGTON BANCSHARES INCORPORATED ANNOUNCES OFFERS TO EXCHANGE

ANY AND ALL OF ITS OUTSTANDING SUBORDINATED NOTES

AND CERTAIN OUTSTANDING SUBORDINATED NOTES OF THE HUNTINGTON NATIONAL BANK

FOR 2.487% FIXED-TO-FIXED RATE SUBORDINATED NOTES DUE 2036

ISSUED BY HUNTINGTON BANCSHARES INCORPORATED

COLUMBUS, Ohio – Huntington Bancshares Incorporated (“Huntington”) today announced it has commenced a series of private exchange offers (the “exchange offers”) in which Huntington will offer to certain eligible holders of Huntington’s 4.350% Subordinated Notes due 2023 and The Huntington National Bank’s 6.250% Subordinated Notes due 2022, 4.600% Subordinated Notes due 2025 and 4.270% Subordinated Notes due 2026 (collectively, the “old notes”) the opportunity to exchange such old notes for Huntington’s 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 (the “new notes”). The new notes offered are expected to be a further issuance of, and will be in addition to, the 2.487% Fixed-to-Fixed Rate Subordinated Notes due 2036 (the “original notes”) that Huntington expects to issue for cash on August 16, 2021, in the aggregate principal amount of $500 million. The exchange offers will proceed on the terms and subject to the conditions set forth in a confidential offering memorandum dated August 9, 2021 (the “offering memorandum”).

The exchange offers will expire at 11:59 p.m. (New York City time) on September 3, 2021 (as the same may be extended, the “expiration date”). Holders who validly tender and do not validly withdraw old notes at or prior to 5:00 p.m., New York City time, on August 20, 2021, unless extended (the “early participation date”), and whose tenders are accepted for exchange by Huntington, will receive the total exchange consideration (which includes an early participation amount of $30) for each $1,000 principal amount of old notes, as determined in accordance with the formula set forth in the offering memorandum, on the early participation settlement date, which is expected to be August 24, 2021 (the “early participation settlement date”), two business days following the early participation date. Holders who validly tender and do not validly withdraw old notes after the early participation date but at or prior to the expiration date, and whose old notes are accepted for exchange by Huntington, will receive the total exchange consideration minus the early participation amount (the “exchange consideration”).

As further described in the offering memorandum, the total exchange consideration will be based upon the discounted value on the early participation settlement date of the remaining payments of principal and interest on the old notes through the respective maturity dates of the old notes, using a yield equal to the sum, as calculated by the dealer manager of (i) the bid-side yield with respect to the respective reference U.S. treasury security identified in the table below, as of 2:00 p.m. (New York City time) on August 20, 2021, plus (ii) the applicable fixed spread in basis points set forth in the table below with respect to each series of old notes, minus accrued and unpaid interest to, but not including, the applicable settlement date.

For each $1,000 principal amount of old notes tendered and accepted for exchange by Huntington, the total exchange consideration will be payable in a principal amount of new notes according to the exchange ratio, as set forth in the offering memorandum. The exchange ratio means the ratio determined by dividing the total exchange consideration or the exchange consideration, as applicable, by the new notes value. The new notes value, as determined in accordance with the formula set forth in the offering memorandum, will equal the discounted value on the early participation settlement date through the reset date of the new notes, using a yield equal to the sum, as calculated by the dealer manager, of (i) the bid-side yield with respect to the 1.625% U.S. treasury (UST) due May 15, 2031 as displayed on the Bloomberg Government Pricing Monitor Page FIT1 plus (ii) a fixed spread of 117 basis points, minus accrued and unpaid interest to, but not including, the applicable settlement date. Cash in lieu of any fractional portion of new notes will be paid on the applicable settlement date.

CUSIP No.	Title of Series	Issuer/Obligor	Outstanding Principal Amount	Reference U.S. Treasury Security(1)	Fixed Spread (Basis Points)
878055AD4	6.250% Subordinated Notes Due 2022	The Huntington National Bank (as successor to TCF National Bank)	$110,000,000	0.125% UST due 07/31/23	+15
337915AA0	4.350% Subordinated Notes Due 2023	Huntington Bancshares Incorporated (as successor to FirstMerit Corporation)	$250,000,000	0.125% UST due 07/31/23	+25
878055AE2	4.600% Subordinated Notes Due 2025	The Huntington National Bank (as successor to TCF National Bank)	$150,000,000	0.625% UST due 07/31/26	+30
320844PD9	4.270% Subordinated Notes Due 2026	The Huntington National Bank (as successor to FirstMerit Bank, N.A.)	$250,000,000	0.625% UST due 07/31/26	+65

(1)	The reference U.S. treasury security used to determine the total exchange consideration for the respective old notes as displayed on the Bloomberg Government Pricing Monitor Page FIT1.

Although participants in the exchange offers will not hold new notes prior to the applicable settlement date, the first interest payment on the new notes will include the interest accrued from the issuance date of the original notes to the applicable settlement date. Further, each holder whose old notes are accepted for exchange by Huntington will receive a cash payment on the applicable settlement date representing interest, if any, that has accrued from the most recent interest payment date in respect of the applicable series of old notes which, in the case of the 2025 Notes, is subject to Huntington’s obligation to pay interest on the applicable interest payment date in accordance with the applicable DTC procedures, up to, but not including, the applicable settlement date, reduced (but not below zero) by the interest accrued on the new notes up to, but not including, the applicable settlement date.

Huntington will deliver the new notes with respect to old notes tendered and accepted on or prior to the early participation date and cash in lieu of fractional new notes on the early participation settlement date (as defined above). Huntington will deliver the new notes with respect to old notes tendered and accepted after the early participation date and at or prior to the expiration date and cash in lieu of fractional new notes promptly following the expiration date, which is expected to be September 8, 2021, the second business day following the expiration date.

Old notes tendered may be validly withdrawn at any time at or prior to 5:00 p.m. (New York City time) on August 20, 2021 (the “withdrawal deadline”), provided that Huntington may extend the early participation date without extending the withdrawal deadline, unless required by law. Old notes tendered after the withdrawal deadline may not be withdrawn, except where additional withdrawal rights are required by law (as determined by Huntington in its sole discretion).

Only holders who have duly completed and submitted an eligibility letter (which may be found at https://gbsc-usa.com/eligibility/huntington/) will be authorized to receive the offering memorandum and participate in the exchange offers. The eligibility letter will include certifications that the holders are a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Consummation of the exchange offers is subject to a number of conditions as set forth in the confidential offering memorandum relating to the exchange offers. None of Huntington, The Huntington National Bank, their boards of directors or the dealer manager makes any recommendation as to whether or not the holders of the old notes should exchange their old notes in the exchange offers.

If and when issued, the new notes will not be registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Huntington will enter into a registration rights agreement with respect to the new notes and the original notes.

Global Bondholder Services Corp. will act as the information agent and the exchange agent for the exchange offers. Questions or requests for assistance related to the exchange offers or for additional copies of the offering memorandum may be directed to Global Bondholder Services Corp. at (866) 924-2200 (toll free) or (212) 430-3774 (collect) or contact@gbsc-usa.com (email). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offers.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any old notes or new notes. These exchange offers are being made solely pursuant to the offering memorandum. The exchange offers are not being made to holders of old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the exchange offers to be made by a licensed broker or dealer, the exchange offers will be deemed to be made on behalf of Huntington by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Huntington

Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $175 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle-market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,200 branches in 12 states, with certain businesses operating in extended geographies.

This press release contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements, which are not historical facts and are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Please carefully review and consider the various disclosures made in this document and in our other reports filed with the SEC for more information about the risks and other factors that may affect our business, results of operations, financial condition or prospects.

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